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                                                                   Exhibit 10(a)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 6 to Registration Statement No. 333-15265 on Form N-1A of Merrill Lynch Index Funds, Inc. of our reports dated as indicated below, on each of the Funds and on each of their respective Series, appearing in each Fund's December 31, 2000 Annual Report.

Date of our Report              Name
------------------              ----

February 22, 2001               Merrill Lynch S&P 500 Index Fund
February 15, 2001               Master S&P 500 Index Series

February 22, 2001               Merrill Lynch Small Cap Index Fund
February 1, 2001                Master Small Cap Index Series

February 21, 2001               Merrill Lynch Aggregate Bond Index Fund
February 1, 2001                Master Aggregate Bond Index Series

February 23, 2001               Merrill Lynch International Index Fund
February 23, 2001               Master International (GDP Weighted) Index Series



We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP


Princeton, New Jersey
April 26, 2001